EXHIBIT 10.12
AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (this “Amendment”), effective December 27, 2017, hereby amends the Employment Agreement dated March 1, 2010, as amended by Amendment No. 1 to Employment Agreement, dated November 3, 2010, Amendment No. 2 to Employment Agreement, dated March 1, 2012 and Amendment No. 3, dated March 22, 2013 (the “Agreement”), by and between AmTrust Financial Services, Inc., 59 Maiden Lane, 6th Floor, New York, New York, a Delaware corporation (the “Company”), and Christopher M. Longo, an individual residing at 625 Club Drive, Aurora, Ohio 44202 (“Executive”).
WHEREAS, the purpose of this Amendment is for Executive and the Company to reflect Executive’s current business title and reporting structure and to agree to a new bonus structure, effective January 1, 2017; and
WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment and Restatement of Section 1. Section 1 of the Agreement is hereby amended and restated, in part, to read as follows:
The original Agreement provision:
It is the intention of the Company that Executive shall continue to serve as the Chief Information Officer at the pleasure of the Board of Directors, reporting on a day-to-day basis directly to the Chief Operating Officer of the Company.
Shall be amended and replaced as follows:
It is the intention of the Company that Executive shall continue to serve as the Chief Operating Officer at the pleasure of the Board of Directors, reporting on a day-to-day basis directly to the Chief Executive Officer of the Company.
2.    Amendment and Restatement of Section 3(b). Section 3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
(b)     Incentive Compensation.
(i)     Annual Bonus. For each calendar year beginning January 1, 2017, Executive shall be eligible for an Annual Bonus under the Company’s Annual Senior Executive Incentive Compensation Plan in effect from time to time. The Executive may be awarded such annual bonuses thereunder as may be approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) based upon corporate, individual and business unit performance measures, as appropriate, established or approved from time to time, by the Compensation Committee. Any Annual

Bonus shall be payable in a combination of cash and AmTrust Financial Services, Inc. restricted stock units (RSUs) or other equity instruments, to be paid after the end of the calendar year for which the Annual Bonus has been earned and no later than March 15 following the bonus year. The issuance and terms of RSUs are governed by the AmTrust Financial Services, Inc. 2010 Omnibus Incentive Plan and subject to the terms of a Restricted Stock Unit Agreement pursuant to that Plan. To qualify for an Annual Bonus, Executive must remain continuously and actively employed by the Company, without having tendered a notice of resignation, through December 31 of the bonus year.
(ii)     Long-Term Incentive Plan. It is presently expected that the Compensation Committee will establish a long-term incentive plan subject to a maximum limitation. The Executive shall be eligible to participate in such long-term incentive plan, or such other long term incentive arrangement of the Company as may from time to time be made available, to an extent consistent with similarly placed executives of the Company; provided, however, that adoption of such long-term incentive plan, and Executive’s participation therein, is subject to approval by the Board of Directors.
3.    Consent to Amendment; Ratification. The Agreement, as amended, is hereby ratified, reaffirmed, reasserted, restated and confirmed in all respects and shall continue in full force and effect in accordance with its terms. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement, nor constitute a waiver of any provision of the Agreement.
IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to Employment Agreement as of the date first above written.

AMTRUST FINANCIAL SERVICES, INC.

By: /s/ Stephen Ungar
Name: Stephen Ungar
Its: Secretary

EXECUTIVE

/s/ Christopher Longo
Christopher Longo